SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)   June 8, 2004

Registrant, State of Incorporation, Address of
Commission File	Principal Executive Offices and Telephone	I.R.S. Employer
Number	Number	Identification Number
1-8788	SIERRA PACIFIC RESOURCES	88-0198358
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

1-4698	NEVADA POWER COMPANY	88-0045330
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

0-508	SIERRA PACIFIC POWER COMPANY	88-0044418
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
Signatures

Item 5. Other Events

On June 8, 2004, Nevada Power Company (“NPC”) and Sierra Pacific Power Company (“SPPC”) entered into an agreement with Enron Power Marketing, Inc. (“EPMI”), which agreement was approved and “so ordered” by the U.S. Bankruptcy Court, regarding NPC’s and SPPC’s appeal of the September 26, 2003 judgment (the “Judgment”) entered by the U.S. Bankruptcy Court against NPC and SPPC (collectively, the “Utilities”) for alleged damages related to EPMI’s termination of its power supply agreements with the Utilities. The agreement provides, among other things, that:

•	the Utilities shall withdraw their objections to the confirmation of EPMI’s bankruptcy plan;

•	the collateral contained in the Utilities’ escrow accounts securing their stay of execution of the Judgment shall not be deemed property of EPMI’s bankruptcy estate or the Utilities’ estates in the event of a bankruptcy filing; and

•	the stay of execution as previously ordered, shall remain in place without any additional contributions by the Utilities to the existing escrow account during the pendency of any and all of their appeals of the Judgment, including to the United States Supreme Court, until a final non-appealable judgment is obtained.

The description of the agreements among the parties is to be reduced to a more definitive documentation.

There can be no assurances that the U.S. District Court or any higher court to which the Utilities appeal the Judgment will accept the existing collateral arrangement to secure further stays of execution of the Judgment.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not required

(b)	Pro forma financial information

Not required

(c)	Exhibits

Not required

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources

(Registrant)

Date: June 14, 2004	By:	/s/ John E. Brown

John E. Brown
Vice President and Controller

Nevada Power Company

(Registrant)

Date: June 14, 2004	By:	/s/ John E. Brown

John E. Brown
Vice President and Controller

Sierra Pacific Power Company

(Registrant)

Date: June 14, 2004	By:	/s/ John E. Brown

John E. Brown
Vice President and Controller